

<ARTICLE>                               5
<CIK>                                   0000075448
<NAME>                                  NSTOR TECHNOLOGIES, INC.
<MULTIPLIER>                                                     1,000


<PERIOD-TYPE>                           3-MOS
<FISCAL-YEAR-END>                       DEC-31-2000
<PERIOD-END>                            JUN-30-2000
<CASH>                                                              80
<SECURITIES>                                                         0
<RECEIVABLES>                                                    8,223
<ALLOWANCES>                                                    (1,912)
<INVENTORY>                                                      7,738
<CURRENT-ASSETS>                                                15,627
<PP&E>                                                          24,962 <F1>
<DEPRECIATION>                                                  (6,273)<F2>
<TOTAL-ASSETS>                                                  34,316
<CURRENT-LIABILITIES>                                           17,736
<BONDS>                                                            0
<PREFERRED-MANDATORY>                                              0
<PREFERRED>                                                        0  <F3>
<COMMON>                                                         1,589
<OTHER-SE>                                                       9,646
<TOTAL-LIABILITY-AND-EQUITY>                                    34,316
<SALES>                                                         23,405
<TOTAL-REVENUES>                                                29,361 <F4>
<CGS>                                                           16,538
<TOTAL-COSTS>                                                   10,193
<OTHER-EXPENSES>                                                 2,262 <F5>
<LOSS-PROVISION>                                                   0
<INTEREST-EXPENSE>                                                 614
<INCOME-PRETAX>                                                   (246)
<INCOME-TAX>                                                        0
<INCOME-CONTINUING>                                               (246)
<DISCONTINUED>                                                      0
<EXTRAORDINARY>                                                     0
<CHANGES>                                                           0
<NET-INCOME>                                                      (246)<F6>
<EPS-BASIC>                                                      (0.02)
<EPS-DILUTED>                                                    (0.02)

<F1>PP&E includes $18,165 of goodwill and other intangible assets.
<F2>Accumulated depreciation includes $2,502 of accumulated amortization on goodwill and other intangible assets.
<F3>Preferred  stock issued and outstading as of 6/30/00 includes the following:
  Series C Convertible Preferred Stock - 3,000 shares; Series D Convertible Preferred Stock - 2,000 shares; Series E Convertible Preferred Stock - 3,500 shares; Series F Convertible Preferred Stock - 872 shares.

<F4>Total  revenues  includes $5,575 of non-recurring  revenues from the sale of assets
<F5>Other  expenses include  depreciation and amortization.
<F6>Net loss does not include $403 of dividends on preferred stock.
  Net loss applicable to common stock is $649.

